Exhibit 10.25

DIRECTOR STOCK GRANT AGREEMENT

DIRECTOR STOCK GRANT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth on the signature page hereof, by and between RSC Holdings Inc., a Delaware corporation (the “Company”), and the Eligible Director whose name appears on the signature page hereof (the “Participant”). Any capitalized terms used herein without definition shall have the meanings set forth in the RSC Holdings Inc. Amended and Restated Stock Incentive Plan (the “Plan”).

1. Stock Grant. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of shares of Common Shares specified on the signature page hereof (the “Stock Grant”). This Agreement is subordinate to, and the terms and conditions of the Award granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

2. Vesting. The Stock Grant is immediately fully vested as of the Grant Date.

3. Securities Law Compliance. The sale of any shares subject to the Stock Grant by the Participant must comply with any applicable laws and regulations governing the sale of such shares and Participant may not sell the Common Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

4. Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) No Right to Continued Employment or Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or service at any time, or confer upon the Participant any right to continue in the employment or service of the Company or any of its Subsidiaries.

(c) Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d) Tax Withholding. To the extent applicable, the Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the issuance of the shares subject to the Stock Grant as may be necessary in the opinion of the Company to satisfy any tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Common Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of such shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole shares of stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer releasing the Common Shares to the Participant until such requirements are satisfied.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(f) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Stock Grant evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; and (iv) that the future value of the Common Shares is unknown and cannot be predicted with certainty.

(g) Data Privacy. By entering into this Agreement and accepting the grant of Stock Grant evidenced hereby, the Participant: (i) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (ii) waives any data privacy rights the Participant may have with respect to such information; and (iii) authorizes the Company and its agents to store and transmit such information in electronic form.

(h) Consent to Electronic Delivery. By executing this Agreement, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Stock Grant via Company web site or other electronic delivery.

(i) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Grant Date.

RSC HOLDINGS INC.

By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	SVP and General Counsel

PARTICIPANT:

Name: [insert]

Stock Grant (Number of Shares): [insert]

Grant Date: [insert]

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